                           King Street Assurance, Ltd.

                                     B.26.1

                          Certificate of Incorporation
                              Filed August 9, 1999

FORM NO. 6                                                Registration No. 26789




                                     BERMUDA

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 9th day of AUGUST, 1999

                           KING STREET ASSURANCE LTD.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an EXEMPTED company.

                                    Given under my hand and the Seal of the
                                    REGISTRAR OF COMPANIES this 11th day of
                                    AUGUST, 1999.


                                           for REGISTRAR OF COMPANIES